UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 5, 2013
DATE OF EARLIEST EVENT REPORTED: September 5, 2013

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective on the date of the listing of the common stock of PEDEVCO Corp. (the “Company”) on the NYSE MKT, which is anticipated to occur on or about Tuesday, September 10, 2013, and in connection with the anticipated appointment of Mr. David C. Crikelair and Ms. Elizabeth P. Smith as directors of the Company immediately prior to the opening of trading on the NYSE MKT on such date (as described in greater detail below under Item 5.02), the Company plans to issue a number of shares of the Company’s restricted common stock equal to (i) $60,000 divided by (ii) the closing sales price of the Company’s stock as quoted on the NYSE MKT on such date, to each of Mr. Crikelair and Ms. Smith under the Company’s 2012 Equity Incentive Plan (the “Plan”) and subject thereto. The restricted stock shall be subject to the terms and conditions of standard Plan form restricted stock purchase agreements to be entered into by and between the Company and each of Mr. Crikelair and Ms. Smith and the 2012 Equity Incentive Plan, and will be subject to a Company repurchase option that lapses as to 100% of the shares on the one year anniversary of the grant date, so long as Mr. Crikelair and Ms. Smith, respectively, remain a director, employee of, or consultant to the Company.

The Company will claim an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuances, because, among other things, the transactions will not involve a public offering, each recipient will be a director of the Company and will have access to information about the Company and their investment, each recipient will take the respective securities for investment and not resale and the Company will take appropriate measures to restrict the transfer of the securities.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective immediately prior to the opening of trading on the NYSE MKT on the effective date of the listing of the common stock of the Company on the NYSE MKT, which is anticipated to occur on or about Tuesday, September 10, 2013, Mr. Michael L. Peterson and Mr. Jamie Tseng shall resign from the Board of Directors (the “Board”) of the Company and Mr. David C. Crikelair and Ms. Elizabeth P. Smith shall be appointed as their successors on the Board, whose appointments are contingent and immediately effective upon Messrs. Peterson and Tseng’s resignations.  Neither Mr. Peterson’s nor Mr. Tseng’s resignations are a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Peterson will remain the Chief Financial Officer and Executive Vice President and Mr. Tseng will remain the Company’s Senior Vice President and Managing Director following their resignations as directors.  The Company’s Board has determined that Mr. Crikelair and Ms. Smith are each an independent director as defined in the NYSE MKT rules governing members of boards of directors and as defined under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Therefore, effective upon the appointments of Mr. Crikelair and Ms. Smith and immediately prior to the anticipated listing of the Company’s common stock on the NYSE MKT, a majority of the members of our Board shall be independent as defined in the NYSE MKT rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act.

David C. Crikelair, Age 65

Mr. Crikelair has more than 40 years of experience in the oil and gas industry, and has broad experience in the areas of corporate finance, banking, capital markets and financial reporting.  Since 2001, Mr. Crikelair has been as co-owner and served as a Managing Partner of FrontStreet Partners, LLC, a privately-held energy and real estate investment firm.  Previously, Mr. Crikelair spent most of his career with Texaco Inc. and affiliates, serving in various financial and operating positions, including: Vice President of Texaco Inc. (1991 - 1999), corporate Treasurer (1986 - 1991), and Head of the Alternate Energy Department (1991 - 1996), responsible for worldwide co-generation and power businesses, technology licensing, gasification business, ethanol manufacturing, intellectual property, and non-oil and gas natural resources. Mr. Crikelair also served as Chief Financial Officer of Equilon Enterprises, LLC (1998 - 1999), the major Houston based joint venture of the Shell Oil Company and Texaco Inc. focused on the refining, marketing, trading, transportation and lubricant businesses.  Mr. Crikelair also served as a Director of Caltex Petroleum Corporation, the principal international refining and marketing joint venture company owned by Texaco Inc. and Chevron.  He also served as Chief Financial Officer for a privately-held software company focused on collaborative supply chain activities.

Mr. Crikelair has served as a member of various not for profit community and governmental organizations and boards. He continues to be involved in a number of charitable organizations.  Mr. Crikelair graduated from Franklin and Marshall College in 1969 with a Bachelor of Arts degree in Mathematics and received a Masters of Business Administration in Corporate Finance from the New York University Graduate School of Business Administration in 1971.

The Board believes that Mr. Crikelair’s over 40 years’ experience in corporate finance, banking, capital markets and financial reporting in the energy industry, and the insights he has gained from these experiences, will provide crucial guidance for our Company’s future operations, capital raising efforts, and oversight of our financial reporting and internal controls.

There are no arrangements or understandings between Mr. Crikelair and any other persons pursuant to which Mr. Crikelair was selected as a director.  Mr. Crikelair shall serve as a member of each of the Company’s Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee of the Board of Directors, each of which shall be formed prior to the effective date of the listing of the Company’s common stock on the NYSE MKT, and he shall serve as Chairman of the Audit Committee.   The Board has also determined that Mr. Crikelair is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act.  Effective upon his appointment to the Board of Directors, the Board of Directors approved the grant to Mr. Crikelair of a number of shares of restricted common stock of the Company equal to (i) $60,000 divided by (ii) the closing sales price of the Company’s stock as quoted on the NYSE MKT on the effective date of Mr. Crikelair’s appointment to the Board in consideration for his joining the Company’s Board of Directors, such grant to be issued under the Plan.  The restricted stock shall be subject to the terms and conditions of a standard Plan form restricted stock purchase agreement to be entered into by and between the Company and Mr. Crikelair and the 2012 Equity Incentive Plan, and shall be subject to a Company repurchase option that lapses as to 100% of the shares on the one year anniversary of the grant date, so long as Mr. Crikelair remains a director, employee of, or consultant to the Company.  In addition, Mr. Crikelair shall receive $5,000 cash compensation per calendar quarter of service on the Board, paid quarterly in arrears at the end of each quarter, in accordance with the Board Compensation Plan approved by the Company’s Board of Directors.

Elizabeth P. Smith, Age 63

Ms. Smith retired from Texaco Inc. as Vice President-Investor Relations and Shareholder Services in late 2001 following its merger with Chevron Corp. Ms. Smith was also the Corporate Compliance Officer for Texaco and was a member of the Board of The Texaco Foundation. Ms. Smith joined Texaco’s Legal Department in 1976. As an attorney in the Legal Department, Ms. Smith handled administrative law matters and litigation. She served as Chairman of the American Petroleum Institute’s Subcommittee on Department of Energy Law for the 1983-1985 term.  Ms. Smith was appointed Director of Investor Relations for Texaco, Inc. in 1984, and was named Vice President of the Corporate Communications division in 1989. In 1992, Ms. Smith was elected a Vice President of Texaco Inc. and assumed additional responsibilities as head of that company’s Shareholder Services Group. In 1999, Ms. Smith was named Corporate Compliance Officer for Texaco. Ms. Smith served as a Director of Pacific Asia Petroleum, Inc. until its merger with CAMAC Energy, Inc. in April of 2010.

Ms. Smith was elected to the Board of Finance of Darien, Connecticut, in November 2007, and since November 2010, has been serving as the Chairman. In June of 2012, Ms. Smith was elected a Trustee of St. Luke’s School in New Canaan, Connecticut. From 2007 through 2010, Ms. Smith has also served as a Board Member of the Community Fund of Darien, Connecticut, and from 1996 through 2006, Ms. Smith served on the board of directors of INROADS/Fairfield Westchester Counties, Inc. From 2002 through 2005 Ms. Smith served as a member of the board of Families with Children from China-Greater New York, and from 2004 through 2005 she served as a member of the Board of The Chinese Language School of Connecticut. While at Texaco, Ms. Smith was an active member in NIRI (National Investor Relations Institute) and the NIRI Senior Roundtable. She has been a member and past President of both the Investor Relations Association and the Petroleum Investor Relations Institute. Ms. Smith was a member of the Board of Trustees of Marymount College Tarrytown from 1993 until 2001. She was also a member of the Board of The Education and Learning Foundation of Westchester and Putnam Counties from 1993 to 2002.

Ms. Smith graduated from Bucknell University in 1971 with a Bachelor of Arts degree, cum laude, and received a Doctor of Jurisprudence degree from Georgetown University Law Center in 1976.

The Board believes that Ms. Smith’s over 30 years’ experience in corporate compliance, investor relations, and law in the energy industry working at a major U.S. oil and gas company, and the insights she has gained from these experiences, will provide crucial guidance for our Company’s future operations and compliance efforts.

There are no arrangements or understandings between Ms. Smith and any other persons pursuant to which Ms. Smith was selected as a director.  Ms. Smith shall serve as a member of each of the Company’s Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee of the Board of Directors, each of which shall be formed prior to the effective date of the listing of the Company’s common stock on the NYSE MKT, and she shall serve as Chairman of the Nominating and Corporate Governance Committee and the Compensation Committee.   Effective upon her appointment to the Board of Directors, the Board of Directors approved the grant to Ms. Smith of a number of shares of restricted common stock of the Company equal to (i) $60,000 divided by (ii) the closing sales price of the Company’s stock as quoted on the NYSE MKT on the effective date of Ms. Smith’s appointment to the Board in consideration for her joining the Company’s Board of Directors, such grant to be issued under the Plan.  The restricted stock shall be subject to the terms and conditions of a standard Plan form restricted stock purchase agreement to be entered into by and between the Company and Ms. Smith and the 2012 Equity Incentive Plan, and shall be subject to a Company repurchase option that lapses as to 100% of the shares on the one year anniversary of the grant date, so long as Ms. Smith remains a director, employee of, or consultant to the Company.  In addition, Ms. Smith shall receive $5,000 cash compensation per calendar quarter of service on the Board, paid quarterly in arrears at the end of each quarter, in accordance with the Board Compensation Plan approved by the Company’s Board of Directors.

ITEM 8.01 OTHER EVENTS.

On September 5, 2013, the Board adopted charters for the Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee, which committees shall be formed effective immediately prior to the opening of trading on the NYSE MKT on the effective date of the listing of the common stock of the Company on the NYSE MKT, which is anticipated to occur on or about Tuesday, September 10, 2013, and appointed the following directors to such newly formed committees contingent upon the formation thereof:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Frank C. Ingriselli
David C. Crikelair	C	M	M	X
Elizabeth P. Smith	M	C	C	X

C - Chairman of Committee.

M – Member.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description

17.1*	Resignation of Jamie Tseng, dated September 5, 2013
17.2*	Resignation of Michael L. Peterson, dated September 5, 2013
99.1*	Charter of the Nominating and Corporate Governance Committee
99.2*	Charter of the Compensation Committee
99.3*	Charter of the Audit Committee

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Michael L. Peterson
Michael L. Peterson
Executive Vice President and Chief Financial Officer

Date: September 5, 2013

EXHIBIT INDEX

Exhibit No.	Description

17.1*	Resignation of Jamie Tseng, dated September 5, 2013
17.2*	Resignation of Michael L. Peterson, dated September 5, 2013
99.1*	Charter of the Nominating and Corporate Governance Committee
99.2*	Charter of the Compensation Committee
99.3*	Charter of the Audit Committee

* Furnished herewith.